UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

_________________

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 362-2250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry Into a Material Definitive Agreement.

On June 20, 2008, Telanetix, Inc. ("we, ""us,""our," or the "Company") entered into separate indemnification agreements with each of our directors and executive officers, namely: Thomas A. Szabo, Steven J. Davis, Douglas N. Johnson, James R. Everline, David A. Rane and J. Paul Quinn. Our board of directors previously approved the form of indemnification agreement that was entered into with such individuals. Our board of directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company or its subsidiaries.

In general, the indemnification agreements provide that the Company will, to the extent permitted by applicable law, indemnify each indemnitee against all expenses, judgments, fines, and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action brought against the indemnitee by reason of his or her relationship with the Company. The agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by law.

The Company is not obligated to make any indemnity (a) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by indemnitee of securities of the Company; (c) for claims initiated or brought by indemnitee, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive expenses or indemnification, (ii) if the board of directors has approved the initiation or bringing of such claim, or (iii) as otherwise required under Delaware law; or (d) for which payment is prohibited by applicable law.

The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the certificate of incorporation or bylaws of the Company, or Delaware General Corporate Law.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Descriptions
10.1	Form of Indemnification Agreement for directors, officers and key employees of Telanetix, Inc. (with schedule of indemnitees attached).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: June 26, 2008	Telanetix, Inc.
By:	/s/ J. Paul Quinn
J. Paul Quinn Chief Financial Officer

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